UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item  2.02.  Results of Operations and Financial Condition.

On November 4, 2014, Howard Bancorp, Inc. (the “Company”), the parent company of Howard Bank (the “Bank”), issued a press release relating to its results of operations for the quarter and nine months ended September 30, 2014.   A copy of the release is furnished herewith as Exhibit 99.1.

The press release presents the increase in earnings per share for the three and nine months ended September 30, 2014, assuming that the Company had not had to incur a large provision for credit losses relating to its charge-off approximately $2.0 million of loans to one customer during the three and nine month periods.  The table below presents a reconciliation of the GAAP measure and the non-GAAP measure presented in the press release.

	Three Months Ended	Nine Months Ended
	September 30, 2014
GAAP net income per share	$0.05	0.28
GAAP net income available to common shareholders	204,000.00	1,145,000.00
Provision for credit losses attributable to charge-off	1,950,000.00	1,950,000.00
Adjusted net income available to common shareholders	1,413,000.00	2,234,000.00
Adjusted net income per share (4,140,189 shares of common stock outstanding)	0.34	0.57

Management believes that the presentation of earnings per share for the three and nine month periods not including the unusual provision related to the $2.0 million charge-off provides useful information to investors regarding the Company’s financial condition and results of operations because the charge-off of such a large loan is unusual for the Company, and therefore this information provides a measurement of earnings from core banking operations that we believe is helpful for investors in comparing results for the most recent quarter to prior and future operating results.

The information in this Item 2.02 and the related information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in any such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ George C. Coffman
		Name:	George C. Coffman
Date:	November 11, 2014	Title:	Executive Vice President and Chief
Financial Officer